Exhibit 99.1

SYSCO REPORTS THIRD QUARTER FISCAL 2021 RESULTS

U.S. RECOVERY ACCELERATING; SYSCO NOW SERVING MORE INDEPENDENT CUSTOMERS THAN IN 2019 WHILE EXECUTING TRANSFORMATION; SIGNIFICANT DEBT REDUCTION UNDERWAY

HOUSTON, May 4, 2021 - Sysco Corporation (NYSE: SYY) today announced financial results for its 13-week third fiscal quarter ended March 27, 2021.

•	Sales trends improving as markets reopen; Q3 decreased 13.7% versus FY20 and decreased 19.3% versus FY2019; April increased 102.1% versus 2020 and decreased 8.8% versus 2019;

•	We are now serving more independent customers compared to pre-COVID;

•	Gross profit decreased 17.2% to $2.1 billion; industry-leading gross margin decreased 77 basis points on mix among businesses;

•	Operating income increased 291.4% to $235.9 million; adjusted[1] operating income decreased 32.0% to $256.2 million;

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased 76.5% to $425.8 million; adjusted[1] EBITDA decreased 18.7% to $437.4 million;

•	Earnings per share (“EPS”) increased $0.18, to $0.17; adjusted[1] EPS decreased $0.23, to $0.22;

•	Cash flow from operations was $543.1 million and free cash flow was $459.7 million in the quarter; and

•	Company reduced debt by $1.1 billion during the quarter.

“A robust business recovery is now upon us. We are seeing consistently improving demand trends from our customers in the United States and we are ready to execute in International as markets reopen,” said Kevin Hourican, Sysco’s president and chief executive officer. “Sysco has made substantial progress against our transformation agenda, as we simultaneously invest in growth and transform our company to better serve our customers.”

[1]

Earnings Per Share (EPS) are shown on a diluted basis unless otherwise specified. Adjusted financial results exclude certain items, which primarily include adjustments to our bad debt reserve specific to aged receivables existing prior to the COVID-19 pandemic, goodwill impairment charges, restructuring costs, transformational project costs and acquisition-related costs. Specific to EPS, this year’s third quarter and first 39 weeks Certain Items include the impact of a loss on the sale of our Spain operations. The first 39 weeks Certain Items include the impact of a loss on the sale of Cake Corporation and the impact of a new U.K. tax law change. Reconciliations of all non-GAAP measures are included at the end of this release.

Third Quarter Fiscal 2021 Results

Total Sysco

Sales for the third quarter were $11.8 billion, a decrease of 13.7% compared to the same period last year. The exit rate for the third quarter was stronger than the overall quarter, as select geographic markets continue to drive the recovery as restrictions ease in the areas in which we operate.

Gross profit decreased 17.2% to $2.1 billion, and gross margin decreased 77 basis points to 18.0%, compared in each case to the same period last year. The decline in gross profit for the third quarter was primarily driven by lower volumes due to COVID-19.

Operating expenses decreased $617.2 million, or 24.6%, compared to the same period last year, driven by reduced costs from the achievement of cost-out initiatives, as well as a benefit from a reduction in our allowance for doubtful accounts. Adjusted operating expenses decreased $320.8 million, or 14.7%, compared to the same period last year.

Operating income was $235.9 million, an increase of $175.6 million, or 291.4%, compared to the same period last year. Adjusted operating income was $256.2 million, a decrease of $120.8 million, or 32.0%, compared to the same period last year.

“We are leveraging our balance sheet strength to invest in our business – inventory, fleet, people and technology — while simultaneously reducing our debt levels to reflect the improving business environment,” said Aaron Alt, Sysco’s chief financial officer.

U.S. Foodservice Operations

Sales for the third quarter were $8.4 billion, a decrease of 12.8% compared to the same period last year. Local case volume within U.S. Broadline operations decreased 9.7% for the third quarter, of which a decrease of 9.7% was organic, while total case volume within U.S. Broadline operations decreased 14.1%, of which a decrease of 14.1% was organic.

Gross profit decreased 13.7% to $1.6 billion, and gross margin decreased 22 basis points to 19.6%, compared in each case to the same period last year. Product cost inflation was 3.5% in U.S. Broadline, as measured by the estimated change in Sysco’s product costs, primarily in the paper and disposables, poultry, and meat categories.

Operating expenses decreased $341.9 million, or 23.9%, compared to the same period last year. Adjusted operating expenses decreased $212.9 million, or 16.1%, compared to the same period last year.

Operating income was $545.5 million, an increase of $81.3 million, or 17.5%, compared to the same period last year. Adjusted operating income was $525.1 million, a decrease of $47.7 million, or 8.3%, compared to the same period last year.

International Foodservice Operations

Sales for the third quarter were $1.7 billion, a decrease of 31.3% compared to the same period last year. On a constant currency basis, sales for the third quarter were $1.6 billion, a decrease of 35.4% compared to the same period last year. Foreign exchange rates increased International Foodservice Operations sales by 4.1% and total Sysco sales by 0.8% during the quarter.

Gross profit decreased 35.1% to $325.2 million, and gross margin decreased 110 basis points to 18.9%, compared in each case to the same period last year. On a constant currency basis, gross profit decreased 39.2% to $304.5 million. Foreign exchange rates increased International Foodservice Operations gross profit by 4.1% and total Sysco gross profit by 0.8% during the quarter.

Operating expenses decreased $138.0 million, or 23.6%, compared to the same period last year. Adjusted operating expenses decreased $78.4 million, or 15.8%, compared to the same period last year. On a constant currency basis, adjusted operating expenses decreased $107.2 million, or 21.6%, compared to the same period last year. Foreign exchange rates increased International Foodservice Operations operating expense by 5.8% and total Sysco operating expense by 1.3% during the quarter.

The International Foodservice Operations segment delivered an operating loss of $121.5 million, a decrease of $37.7 million compared to the same period last year. Adjusted operating loss was $92.4 million, a decrease of $97.4 million compared to the same period last year. On a constant currency basis, adjusted operating loss was $84.2 million, a decrease of $89.2 million compared to the same period last year. Foreign exchange rates increased International Foodservice Operations operating loss by $8.2 million and reduced total Sysco operating income by $8.0 million during the quarter.

Balance Sheet, Capital Spending and Cash Flow

Capital expenditures, net of proceeds from sales of plant and equipment, for the first 39 weeks of fiscal 2021 were $358.8 million lower compared to the prior year period.

Cash flow from operations was $1.5 billion for the first 39 weeks of fiscal 2021, which was $401.3 million higher compared to the prior year period. Free cash flow2 for the first 39 weeks of fiscal 2021 was $1.2 billion, which was $760.1 million higher compared to the prior year period. The improvement in cash flow was driven by higher earnings, improved working capital, lower capital spending and lower cash taxes paid during the quarter.

[2]

Free cash flow is a non-GAAP measure that represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Reconciliations for all non-GAAP measures are included at the end of this release.

Conference Call & Webcast

Sysco will host a conference call to review the company’s third quarter fiscal 2021 financial results on Tuesday, May 4, 2021, at 10:00 a.m. Eastern. A live webcast of the call, accompanying slide presentation and a copy of this news release will be available online at investors.sysco.com.

Key Highlights:

	13-Week Period Ended		39-Week Period Ended
	March 27, 2021	Change	March 27, 2021	Change
Financial Comparison:
Sales	$11.8 billion	-13.7%	$35.2 billion	-20.1%
Gross profit	$2.1 billion	-17.2%	$6.4 billion	-22.7%
Gross Margin	18.0%	-77 bps	18.3%	-62 bps
GAAP:
Operating expenses	$1.9 billion	-24.6%	$5.6 billion	-21.0%
Certain Items	$20.3 million	-93.6%	$(12.6) million	-102.7%
Operating Income	$235.9 million	291.4%	$867.6 million	-32.3%
Operating Margin	2.0%	156 bps	2.5%	-44 bps
Net Earnings	$88.9 million	NM	$373.1 million	-55.3%
Diluted Earnings Per Share	$0.17	NM	$0.73	-54.9%
Non-GAAP (1):
Operating Expenses	$1.9 billion	-14.7%	$5.6 billion	-15.2%
Operating Income	$256.2 million	-32.0%	$855.0 million	-51.0%
Operating Margin	2.2%	-59 bps	2.4%	-153 bps
EBITDA	$425.8 million	76.5%	$1.4 billion	-22.3%
Adjusted EBITDA	$437.4 million	-18.7%	$1.4 billion	-38.3%
Net Earnings	$114.8 million	-50.5%	$374.1 million	-68.3%
Diluted Earnings Per Share (2)	$0.22	-51.1%	$0.73	-68.1%
Case Growth:
U.S. Broadline	-14.1%		-21.4%
Local	-9.7%		-17.2%
Sysco Brand Sales as a % of Cases:
U.S. Broadline	37.3%	-116 bps	37.6%	-92 bps
Local	44.5%	-234 bps	44.4%	-274 bps

Note:

(1)	A reconciliation of non-GAAP measures is included at the end of this release.
(2)	Individual components in the table above may not sum to the totals due to the rounding.

NM represents that the percentage change is not meaningful.

Forward-Looking Statements

Statements made in this press release or in our earnings call for the third quarter of fiscal 2021 that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include statements concerning: the effect, impact, potential duration or other implications of the coronavirus (“COVID-19”) pandemic and any expectations we may have with respect thereto, including the extent and duration of lockdowns in the U.S. and Europe; the pace of the business recovery; our expectations regarding our ability to manage the current downturn and capitalize on our position as the industry leader as the global economy recovers; our expectations regarding future market share gains; the pace of implementation of our business transformation initiatives; our belief that our strategy and our transformational initiatives will drive future value for our associates, shareholders and customers in the fourth quarter and beyond; our expectations regarding our company, and our ability to attract and serve new customers, following the COVID-19 crisis; our expectations regarding our ability to win meaningful business in the national account space; the effects of our continuing investments in digital technology; our expectations regarding the timing of the business recovery following the COVID-19 crisis; our belief that consumers are ready to eat at restaurants as soon as COVID-19 restrictions are reduced; our expectations regarding the business recovery in Europe; the impact on our results of government-imposed restrictions on restaurant operations; our expectations that our work to accelerate growth will return to pre-COVID levels as demand resurges; our expectations regarding the effect of our hiring of drivers on transportation expenses in the short term; our belief that our hiring of drivers will help ensure that Sysco is able to maximize our share gain during the upcoming business recovery; our expectations regarding our ability to become the most customer-centric foodservice distributor in the industry; our expectations regarding our ability to accelerate profitable growth; our expectations regarding future sales; our expectations regarding cost savings over the next several quarters; our expectations that our investments in technology and our business will allow for future growth and exceptional customer service; our belief that the steps undertaken as part of our management of the COVID-19 crisis to date will help us retain and win additional business from our independent restaurant customers beyond the pandemic; our expectations that we will hire over 6,000 associates in the second half of our fiscal year; our expectations of significant returns on our investments in our capability builds in service of our transformation; our expectations regarding the impact of our investments in our transformation initiatives on our results in the second half of fiscal 2021; our expectations regarding improvements in the SYGMA segment; our plans to transition away from a large existing SYGMA customer; our expectations that international will be a growth opportunity for Sysco in fiscal 2022; our plans to reinvest a portion of our cost savings into our growth agenda; our ability to deliver against our strategic priorities; statements regarding economic trends in the United States and abroad; our expected repayment of amounts under the UK Commercial Paper Program; our expectations regarding the deployment of capital proceeds that Sysco currently holds; and our expectations regarding our cash performance in the fourth quarter of fiscal 2021.

The success of our plans and expectations regarding our operating performance are subject to the general risks associated with our business, including the risks of interruption of supplies due to lack of long-term contracts, severe weather, crop conditions, work stoppages, intense competition, technology disruptions, dependence on large, long-term regional and national customers, inflation risks, the impact of fuel prices, adverse publicity, labor issues, political or financial instability, trade restrictions, tariffs, currency exchange rates, transport capacity and costs and other factors relating to foreign trade, any or all of which could delay our receipt of product or increase our input costs. Risks and uncertainties also include the impact and effects of public health crises, pandemics and epidemics, such as the COVID-19 pandemic, and the adverse impact thereof on our business, financial condition and results of operations, including, but not limited to, our growth, product costs, supply chain, labor availability, logistical capabilities, customer demand for our products and industry demand generally, consumer spending, our liquidity, the price of our securities and trading markets with respect thereto, our credit ratings, our ability to maintain compliance with the covenants in our credit agreement, our ability to access capital markets, and the global economy and financial markets generally. Risks and uncertainties also include risks impacting the economy generally, including the risks that the current general economic conditions will deteriorate, or consumer confidence in the economy or consumer spending, particularly on food-away-from-home, may decline. Market conditions may not improve. Competition and the impact of GPOs may reduce our margins and make it difficult for us to maintain our market share, growth rate and profitability. We may not be able to fully compensate for increases in fuel costs, and fuel hedging arrangements intended to contain fuel costs could result in above market fuel costs. Our ability to meet our long-term strategic objectives depends on our ability to grow gross profit, leverage our supply chain costs and reduce administrative costs. This will depend largely on the success of our various business initiatives, including efforts related to revenue management, expense management, our digital e-commerce strategy and any efforts related to restructuring or the reduction of administrative costs. There are various risks related to these efforts, including the risk that if sales from our locally managed customers do not grow at the same rate as sales from regional and national customers, or if we are unable to continue to accelerate local case growth, our gross margins may decline; the risk that we are unlikely to be able to predict inflation over the long term, and lower inflation is likely to produce lower gross profit; the risk that our efforts to mitigate increases in warehouse costs may be unsuccessful; the risk that we may not be able to accelerate and/or identify additional administrative cost savings in order to compensate for any gross profit or supply chain cost leverage challenges; the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; the risk that the actual costs of any initiatives may be greater or less than currently expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our plans related to and the timing of any initiatives are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to realize the anticipated benefits from our efforts, we could become cost disadvantaged in the marketplace, and our competitiveness and our profitability could decrease. Adverse publicity about us or lack of confidence in our products could negatively impact our reputation and reduce earnings. Capital expenditures may vary based on changes in business plans and other factors, including risks related to the implementation of various initiatives, the timing and successful completion of acquisitions, construction schedules and the possibility that other cash requirements could result in delays or cancellations of capital spending. Periods of significant or prolonged inflation or deflation, either overall or in certain product categories, can have a negative impact on us and our customers, as high food costs can reduce consumer spending in the food-away-from-home market, and may negatively impact our sales, gross profit, operating income and earnings, and periods of deflation can be difficult to manage effectively. Fluctuations in inflation and deflation, as well as fluctuations in the value of foreign currencies, are beyond our control and subject to broader market forces. Expanding into international markets presents unique challenges and risks, including compliance with local laws, regulations and customs and the impact of local political and economic conditions, including the impact of Brexit and the “yellow vest” protests in France against a fuel tax increase, pension reform and the French government, and such expansion efforts may not be successful. Any business that we acquire may not perform as expected, and we may not realize the anticipated benefits of our acquisitions. Expectations regarding the financial statement impact of any acquisitions may change based on management’s subjective evaluation. A divestiture of one or more of our businesses may not provide the anticipated effects on our operations. Meeting our dividend target objectives depends on our level of earnings, available cash and the success of our various strategic initiatives. Changes in applicable tax laws or regulations and the resolution of tax disputes could negatively affect our financial results. We rely on technology in our business and any cybersecurity incident, other technology disruption or delay in implementing new technology could negatively affect our business and our relationships with customers. For a discussion of additional factors impacting Sysco’s business, see our Annual Report on Form 10-K for the year ended June 27, 2020, as filed with the SEC, and our subsequent filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.

About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. With more than 57,000 associates, the company operates 326 distribution facilities worldwide and serves more than 625,000 customer locations. For fiscal 2020 that ended June 27, 2020, the company generated sales of more than $52 billion. Information about our CSR program, including Sysco’s 2020 Corporate Social Responsibility Report, can be found at sysco.com/csr2020report.

For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoFoods. For important news and information regarding Sysco, visit the Investor Relations section of the company’s Internet home page at investors.sysco.com, which Sysco plans to use as a primary channel for publishing key information to its investors, some of which may contain material and previously non-public information. In addition, investors should continue to review our news releases and filings with the SEC. It is possible that the information we disclose through any of these channels of distribution could be deemed to be material information.

Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED RESULTS OF OPERATIONS

(In Thousands, Except for Share and Per Share Data)

	13-Week Period Ended		39-Week Period Ended
	Mar. 27, 2021	Mar. 28, 2020	Mar. 27, 2021	Mar. 28, 2020
Sales	$11,824,589	$13,698,699	$35,160,950	$44,026,746
Cost of sales	9,701,921	11,134,459	28,719,979	35,690,737

Gross profit	2,122,668	2,564,240	6,440,971	8,336,009
Operating expenses	1,886,751	2,503,966	5,573,413	7,054,924

Operating income	235,917	60,274	867,558	1,281,085
Interest expense	145,773	83,854	438,988	243,951
Other (income) expense, net	(12,708)	5,200	(14,140)	7,505

Earnings (loss) before income taxes	102,852	(28,780)	442,710	1,029,629
Income taxes	13,925	(25,483)	69,594	195,735

Net earnings (loss)	$88,927	$(3,297)	$373,116	$833,894

Net earnings (loss):
Basic earnings (loss) per share	$0.17	$(0.01)	$0.73	$1.63
Diluted earnings (loss) per share	0.17	(0.01)	0.73	1.62
Average shares outstanding	511,110,670	508,745,253	510,081,610	510,729,277
Diluted shares outstanding	514,585,129	512,657,657	512,688,895	515,632,815

Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except for Share Data)

	Mar. 27, 2021	Jun. 27, 2020
ASSETS
Current assets
Cash and cash equivalents	$4,895,723	$6,059,427
Accounts receivable, less allowances of $211,607 and $334,810	3,220,659	2,893,551
Inventories	3,218,827	3,095,085
Prepaid expenses and other current assets	250,022	192,163
Income tax receivable	1,534	108,006

Total current assets	11,586,765	12,348,232
Plant and equipment at cost, less accumulated depreciation	4,297,862	4,458,567
Other long-term assets
Goodwill	3,932,570	3,732,469
Intangibles, less amortization	769,503	780,172
Deferred income taxes	321,674	194,115
Operating lease right-of-use assets, net	661,474	603,616
Other assets	473,433	511,095

Total other long-term assets	6,158,654	5,821,467

Total assets	$22,043,281	$22,628,266

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable	$8,315	$2,266
Accounts payable	4,221,252	3,447,065
Accrued expenses	1,645,139	1,616,289
Accrued income taxes	64,159	2,938
Current operating lease liabilities	111,761	107,167
Current maturities of long-term debt	957,303	1,542,128

Total current liabilities	7,007,929	6,717,853
Long-term liabilities
Long-term debt	11,741,114	12,902,485
Deferred income taxes	49,426	86,601
Long-term operating lease liabilities	586,479	523,496
Other long-term liabilities	1,228,265	1,204,953

Total long-term liabilities	13,605,284	14,717,535
Commitments and contingencies
Noncontrolling interest	34,471	34,265
Shareholders’ equity
Preferred stock, par value $1 per share Authorized 1,500,000 shares, issued none	—	—
Common stock, par value $1 per share Authorized 2,000,000,000 shares, issued 765,174,900 shares	765,175	765,175
Paid-in capital	1,594,561	1,506,901
Retained earnings	10,241,666	10,563,008
Accumulated other comprehensive loss	(1,352,446)	(1,710,881)
Treasury stock at cost, 253,817,013 and 256,915,825 shares	(9,853,359)	(9,965,590)

Total shareholders’ equity	1,395,597	1,158,613

Total liabilities and shareholders’ equity	$22,043,281	$22,628,266

Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED CASH FLOWS

(In Thousands)

	39-Week Period Ended
	Mar. 27, 2021	Mar. 28, 2020
Cash flows from operating activities:
Net earnings	$373,116	$833,894
Adjustments to reconcile net earnings to cash provided by operating activities:
Share-based compensation expense	65,655	63,942
Depreciation and amortization	542,471	558,588
Operating lease asset amortization	81,414	83,749
Amortization of debt issuance and other debt-related costs	19,485	15,247
Goodwill impairment	—	68,725
Deferred income taxes	(161,824)	(145,133)
Provision for losses on receivables	(137,670)	213,769
Loss on sale of businesses	22,834	—
Other non-cash items	(7,507)	6,765
Additional changes in certain assets and liabilities, net of effect of businesses acquired:
(Increase) decrease in receivables	(130,403)	342,557
Increase in inventories	(82,525)	(497,391)
Increase in prepaid expenses and other current assets	(50,833)	(38,831)
Increase (decrease) in accounts payable	800,248	(353,836)
Increase (decrease) in accrued expenses	9,065	(28,406)
Decrease in operating lease liabilities	(94,228)	(95,861)
Increase (decrease) in accrued income taxes	167,693	(25,987)
Decrease in other assets	23,345	23,263
Increase in other long-term liabilities	39,448	53,415

Net cash provided by operating activities	1,479,784	1,078,469

Cash flows from investing activities:
Additions to plant and equipment	(251,167)	(603,865)
Proceeds from sales of plant and equipment	19,308	13,245
Acquisition of businesses, net of cash acquired	—	(142,780)
Purchase of marketable securities	(44,687)	(11,424)
Proceeds from sales of marketable securities	30,773	17,465
Other investing activities	—	67,371

Net cash used for investing activities	(245,773)	(659,988)

Cash flows from financing activities:
Bank and commercial paper (repayments) borrowings, net	(411,200)	20,886
Other debt borrowings	2,943	2,682,278
Other debt repayments	(1,489,431)	(28,244)
Proceeds from stock option exercises	112,231	186,503
Stock repurchases	—	(844,699)
Dividends paid	(689,251)	(628,056)
Other financing activities (1)	(15,024)	(45,990)

Net cash (used for) provided by financing activities	(2,489,732)	1,342,678

Effect of exchange rates on cash, cash equivalents and restricted cash	85,183	(8,857)

Net (decrease) increase in cash and cash equivalents (2)	(1,170,538)	1,752,302
Cash, cash equivalents and restricted cash at beginning of period	6,095,570	532,245

Cash, cash equivalents and restricted cash at end of period (2)	$4,925,032	$2,284,547

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$386,753	$247,606
Income taxes, net of refunds	71,435	358,622

(1)	Change includes cash paid for shares withheld to cover taxes, debt issuance costs and other financing activities.
(2)	Change includes restricted cash included within other assets in the Consolidated Balance Sheet.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

Sysco’s results of operations for fiscal 2021 and fiscal 2020 were impacted by restructuring and transformational project costs consisting of: (1) restructuring charges; (2) expenses associated with our various transformation initiatives; and (3) facility closure and severance charges. Sysco’s results for fiscal 2021 and fiscal 2020 were also impacted by intangible amortization expense related to the fiscal 2017 acquisition of Cucina Lux Investments Limited (the Brakes Acquisition). Additionally, our results for fiscal 2021 were impacted by loss on the sale of businesses.

Fiscal 2021 results of operations were also positively impacted by the reduction of bad debt expense previously recognized in fiscal 2020 due to the unexpected impact of the COVID-19 pandemic on the collectability of our pre-pandemic trade receivable balances. Fiscal 2020 results of operations were also negatively impacted by costs arising from the COVID-19 pandemic, the most significant of which were (1) excess bad debt expense, as we experienced an increase in past due receivables and recognized additional bad debt charges, and (2) goodwill impairment charges. Many of Sysco’s customers, including those in the restaurant, hospitality and education segments, are operating at a substantially reduced volume due to governmental requirements for closures or other social-distancing measures and a portion of Sysco’s customers have been closed. Some of these customers ceased paying their outstanding receivables, creating uncertainty as to their collectability. We experienced an increase in past due receivables and recognized additional bad debt charges in the third and fourth quarters of fiscal 2020; however, collections have improved in fiscal 2021, partially from restaurant reopenings, volumes improvements and Sysco’s improved credit processes. We have estimated uncollectible amounts based on the current collection experience and by applying write-off percentages based on historical loss experience, including loss experience during times of local and regional disasters, current conditions and collection rates, and expectations regarding future losses. The COVID-19 pandemic is more widespread and longer in duration than historical disasters impacting our business, and it is possible that actual uncollectible amounts will differ and additional charges may be required; however, if collections continue to improve, it is also possible that additional reductions in our bad debt reserve could occur. While Sysco traditionally incurs bad debt expense, the magnitude of such expenses and benefits, that we have experienced is not indicative of our normal operations. Our adjusted results have not been normalized in a manner that would exclude the full impact of the COVID-19 pandemic on our business. As such, Sysco has not adjusted its results for lost sales, inventory write-offs or other costs associated with the COVID-19 pandemic not previously stated.

The results of our foreign operations can be impacted due to changes in exchange rates applicable in converting local currencies to U.S. dollars. We measure our total Sysco and our International Foodservice Operations results on a constant currency basis. Constant currency operating results are calculated by translating current-period local currency operating results with the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. The constant currency impact on our adjusted total Sysco and our adjusted International Foodservice Operations results are disclosed when the impact exceeds a defined threshold of greater than 1% on the growth metric. If the amount does not exceed this threshold, a disclosure will be made that the impact of the currency change was not significant.

Management believes that adjusting its operating expenses, operating income, net earnings and diluted earnings per share to remove these Certain Items and presenting its International Foodservice Operations results on a constant currency basis, provides an important perspective with respect to our underlying business trends and results and provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company’s underlying operations and (2) facilitates comparisons on a year-over-year basis.

Although Sysco has a history of growth through acquisitions, the Brakes Group was significantly larger than the companies historically acquired by Sysco, with a proportionately greater impact on Sysco’s consolidated financial statements. Accordingly, Sysco is excluding from its non-GAAP financial measures for the relevant period the impact of acquisition-related intangible amortization specific to the Brakes Acquisition. We believe this approach significantly enhances the comparability of Sysco’s results for fiscal 2021 and fiscal 2020.

Set forth below is a reconciliation of sales, operating expenses, operating income, interest expense, other (income) expense, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented. Individual components of diluted earnings per share may not add up to the total presented due to rounding. Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

(Dollars in Thousands, Except for Share and Per Share Data)

	13-Week Period Ended Mar. 27, 2021	13-Week Period Ended Mar. 28, 2020	Change in Dollars	% Change
Operating expenses (GAAP)	$1,886,751	$2,503,966	$(617,215)	-24.6%
Impact of restructuring and transformational project costs (1)	(34,953)	(77,195)	42,242	-54.7
Impact of acquisition-related intangible amortization (2)	(18,834)	(17,321)	(1,513)	8.7
Impact of bad debt reserve adjustments (3)	33,473	(153,499)	186,972	121.8
Impact of goodwill impairment	—	(68,725)	68,725	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	1,866,437	2,187,226	(320,789)	-14.7%
Impact of currency fluctuations (4)	(29,659)	—	(29,659)	1.3

Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$1,836,778	$2,187,226	$(350,448)	-16.0%

Operating income (GAAP)	$235,917	$60,274	$175,643	291.4%
Impact of restructuring and transformational project costs (1)	34,953	77,195	(42,242)	-54.7
Impact of acquisition-related intangible amortization (2)	18,834	17,321	1,513	8.7
Impact of bad debt reserve adjustments (3)	(33,473)	153,499	(186,972)	-121.8
Impact of goodwill impairment	—	68,725	(68,725)	NM

Operating income adjusted for Certain Items (Non-GAAP)	256,231	377,014	(120,783)	-32.0%
Impact of currency fluctuations (4)	8,029	—	8,029	-2.1

Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$264,260	$377,014	$(112,754)	-29.9%

Other (income) expense (GAAP)	$(12,708)	$5,200	$(17,908)	NM
Impact of loss on sale of businesses	(10,790)	—	(10,790)	NM

Other (income) expense (Non-GAAP)	$(23,498)	$5,200	$(28,698)	NM

Net earnings (loss) (GAAP)	$88,927	$(3,297)	$92,224	NM
Impact of restructuring and transformational project costs (1)	34,953	77,195	(42,242)	-54.7
Impact of acquisition-related intangible amortization (2)	18,834	17,321	1,513	8.7
Impact of bad debt reserve adjustments (3)	(33,473)	153,499	(186,972)	-121.8
Impact of goodwill impairment	—	68,725	(68,725)	NM
Impact of loss on sale of businesses	10,790	—	10,790	NM
Tax impact of restructuring and transformational project costs (4)	(10,300)	(28,461)	18,161	-63.8
Tax impact of acquisition-related intangible amortization (4)	(5,573)	(6,777)	1,204	-17.8
Tax impact of bad debt reserve adjustments (4)	10,354	(46,410)	56,764	-122.3
Tax impact of loss on sale of businesses	301	—	301	NM

Net earnings adjusted for Certain Items (Non-GAAP)	$114,813	$231,795	$(116,982)	-50.5%

Diluted earnings (loss) per share (GAAP)	$0.17	$(0.01)	$0.18	NM
Impact of restructuring and transformational project costs (1)	0.07	0.15	(0.08)	-53.3
Impact of acquisition-related intangible amortization (2)	0.04	0.03	0.01	33.3
Impact of bad debt reserve adjustments (3)	(0.07)	0.30	(0.37)	-123.3
Impact of goodwill impairment	—	0.13	(0.13)	NM
Impact of loss on sale of businesses	0.02	—	0.02	NM
Tax impact of restructuring and transformational project costs (4)	(0.02)	(0.06)	0.04	-66.7
Tax impact of acquisition-related intangible amortization (4)	(0.01)	(0.01)	—	0.0
Tax impact of bad debt reserve adjustments (4)	0.02	(0.09)	0.11	-122.2

Diluted EPS adjusted for Certain Items (Non-GAAP) (5)	$0.22	$0.45	$(0.23)	-51.1%

Diluted shares outstanding	514,585,129	512,657,657

(1)

Fiscal 2021 includes $21 million related to restructuring charges and $14 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal 2020 includes $48 million related to restructuring, facility closure and severance charges and $30 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.

(2)	Represents intangible amortization expense from the Brakes Acquisition, which is included in the results of International Foodservice.
(3)

Fiscal 2021 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020. Fiscal 2020 represents excess bad debt charges recognized on the increase in past due receivables arising from the COVID-19 pandemic.

(4)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(5)

The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(6)

Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

(Dollars in Thousands, Except for Share and Per Share Data)

	39-Week Period Ended Mar. 27, 2021	39-Week Period Ended Mar. 28, 2020	Change in Dollars	% Change
Operating expenses (GAAP)	$5,573,413	$7,054,924	$(1,481,511)	-21.0%
Impact of restructuring and transformational project costs (1)	(95,078)	(191,022)	95,944	-50.2
Impact of acquisition-related intangible amortization (2)	(54,714)	(51,543)	(3,171)	6.2
Impact of bad debt reserve adjustments (3)	162,372	(153,499)	315,871	205.8
Impact of goodwill impairment	—	(68,725)	68,725	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$5,585,993	$6,590,135	$(1,004,142)	-15.2%

Operating income (GAAP)	$867,558	$1,281,085	$(413,527)	-32.3%
Impact of restructuring and transformational project costs (1)	95,078	191,022	(95,944)	-50.2
Impact of acquisition-related intangible amortization (2)	54,714	51,543	3,171	6.2
Impact of bad debt reserve adjustments (3)	(162,372)	153,499	(315,871)	205.8
Impact of goodwill impairment	—	68,725	(68,725)	NM

Operating income adjusted for Certain Items (Non-GAAP)	$854,978	$1,745,874	$(890,896)	-51.0%

Other (income) expense (GAAP)	$(14,140)	$7,505	$(21,645)	-288.4%
Impact of loss on sale of businesses	(22,834)	—	(22,834)	NM

Other (income) expense (Non-GAAP)	$(36,974)	$7,505	$(44,479)	NM

Net earnings (loss) (GAAP)	$373,116	$833,894	$(460,778)	-55.3%
Impact of restructuring and transformational project costs (1)	95,078	191,022	(95,944)	-50.2
Impact of acquisition-related intangible amortization (2)	54,714	51,543	3,171	6.2
Impact of bad debt reserve adjustments (3)	(162,372)	153,499	(315,871)	205.8
Impact of goodwill impairment	—	68,725	(68,725)	NM
Impact of loss on sale of businesses	22,834	—	22,834	NM
Tax impact of restructuring and transformational project costs (4)	(26,886)	(57,756)	30,870	-53.4
Tax impact of acquisition-related intangible amortization (4)	(15,471)	(15,584)	113	-0.7
Tax impact of bad debt reserve adjustments (4)	45,913	(46,410)	92,323	-198.9
Tax impact of loss on sale of businesses	(7,251)	—	(7,251)	NM
Impact of foreign tax rate change	(5,548)	924	(6,472)	NM

Net earnings adjusted for Certain Items (Non-GAAP)	$374,127	$1,179,857	$(805,730)	-68.3%

Diluted earnings (loss) per share (GAAP)	$0.73	$1.62	$(0.89)	-54.9%
Impact of restructuring and transformational project costs (1)	0.19	0.37	(0.18)	-48.6
Impact of acquisition-related intangible amortization (2)	0.11	0.10	0.01	10.0
Impact of bad debt reserve adjustments (3)	(0.32)	0.30	(0.62)	206.7
Impact of goodwill impairment	—	0.13	(0.13)	NM
Impact of loss on sale of businesses	0.04	—	0.04	NM
Tax impact of restructuring and transformational project costs (4)	(0.05)	(0.11)	0.06	-54.5
Tax impact of acquisition-related intangible amortization (4)	(0.03)	(0.03)	—	0.0
Tax impact of bad debt reserve adjustments (4)	0.09	(0.09)	0.18	-200.0
Tax impact of loss on sale of businesses	(0.01)	—	(0.01)	NM
Tax impact of foreign tax rate change	(0.01)	—	(0.01)	NM

Diluted EPS adjusted for Certain Items (Non-GAAP) (5)	$0.73	$2.29	$(1.56)	-68.1%

Diluted shares outstanding	512,688,895	515,632,815

(1)

Fiscal 2021 includes $56 million related to restructuring, severance and facility closure charges, and $39 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal 2020 includes $100 million related to restructuring, severance, and facility closure charges and $91 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.

(2)	Represents intangible amortization expense from the Brakes Acquisition, which is included in the results of International Foodservice.
(3)

Fiscal 2021 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020. Fiscal 2020 represents excess bad debt charges recognized on the increase in past due receivables arising from the COVID-19 pandemic.

(4)

The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(5)

Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Segment Results

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items on Applicable Segments

(Dollars in Thousands)

	13-Week Period Ended Mar. 27, 2021	13-Week Period Ended Mar. 28, 2020	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales	$8,360,241	$9,587,005	$(1,226,764)	-12.8%
Gross Profit	1,634,837	1,895,378	(260,541)	-13.7%
Gross Margin	19.6%	19.8%		-22 bps
Operating expenses (GAAP)	$1,089,335	$1,431,205	$(341,870)	-23.9%
Impact of restructuring and transformational project costs (1)	(1,285)	(1,403)	118	-8.4
Impact of bad debt reserve adjustments (2)	21,669	(107,230)	128,899	-120.2

Operating expenses adjusted for Certain Items (Non-GAAP)	$1,109,719	$1,322,572	$(212,853)	-16.1%

Operating income (GAAP)	$545,502	$464,173	$81,329	17.5%
Impact of restructuring and transformational project costs (1)	1,285	1,403	(118)	-8.4
Impact of bad debt reserve adjustments (2)	(21,669)	107,230	(128,899)	-120.2

Operating income adjusted for Certain Items (Non-GAAP)	$525,118	$572,806	$(47,688)	-8.3%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$1,723,126	$2,508,642	$(785,516)	-31.3%
Impact of currency fluctuations (3)	(103,338)	—	(103,338)	4.1

Comparable sales using a constant currency basis (Non-GAAP)	$1,619,788	$2,508,642	$(888,854)	-35.4%

Gross Profit (GAAP)	$325,200	$500,929	$(175,729)	-35.1%
Impact of currency fluctuations (3)	(20,660)	—	(20,660)	4.1

Comparable gross profit using a constant currency basis (Non-GAAP)	$304,540	$500,929	$(196,389)	-39.2%

Gross Margin (GAAP)	18.9%	20.0%		-110 bps
Impact of currency fluctuations (3)	0.1	—		7 bps

Comparable gross margin using a constant currency basis (Non-GAAP)	18.8%	20.0%		-117 bps

Operating expenses (GAAP)	$446,687	$584,715	$(138,028)	-23.6%
Impact of restructuring and transformational project costs (4)	(18,635)	(25,180)	6,545	-26.0
Impact of acquisition-related intangible amortization (5)	(18,834)	(17,321)	(1,513)	8.7
Impact of bad debt reserve adjustments (2)	8,357	(46,269)	54,626	-118.1

Operating expenses adjusted for Certain Items (Non-GAAP)	$417,575	$495,945	$(78,370)	-15.8%
Impact of currency fluctuations (3)	(28,811)	—	(28,811)	5.8

Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$388,764	$495,945	$(107,181)	-21.6%

Operating (loss) income (GAAP)	$(121,487)	$(83,786)	$(37,701)	-45.0%
Impact of restructuring and transformational project costs (4)	18,635	25,180	(6,545)	-26.0
Impact of acquisition-related intangible amortization (5)	18,834	17,321	1,513	8.7
Impact of bad debt reserve adjustments (2)	(8,357)	46,269	(54,626)	-118.1

Operating (loss) income adjusted for Certain Items (Non-GAAP)	$(92,375)	$4,984	$(97,359)	NM
Impact of currency fluctuations (3)	8,151	—	8,151	NM

Comparable operating (loss) income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$(84,224)	$4,984	$(89,208)	NM

SYGMA
Sales	$1,580,695	$1,364,111	$216,584	15.9%
Gross Profit	133,478	118,891	14,587	12.3%
Gross Margin	8.4%	8.7%		-27 bps
Operating expenses (GAAP)	$120,541	$108,590	$11,951	11.0%
Impact of restructuring and transformational project costs (1)	—	(122)	122	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$120,541	$108,468	$12,073	11.1%

Operating income (GAAP)	$12,937	$10,301	$2,636	25.6%
Impact of restructuring and transformational project costs (1)	—	122	(122)	NM

Operating (loss) income adjusted for Certain Items (Non-GAAP)	$12,937	$10,423	$2,514	24.1%

OTHER
Sales	$160,527	$238,941	$(78,414)	-32.8%
Gross Profit	37,911	56,000	(18,089)	-32.3%
Gross Margin	23.6%	23.4%		18 bps
Operating expenses (GAAP)	$32,027	$75,051	$(43,024)	-57.3%
Impact of bad debt reserve adjustments (2)	3,447	—	3,447	NM
Impact of goodwill impairment	—	(11,660)	11,660	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$35,474	$63,391	(27,917)	-44.0%

Operating (loss) income (GAAP)	$5,884	$(19,051)	$24,935	130.9%
Impact of bad debt reserve adjustments (2)	(3,447)	—	(3,447)	NM
Impact of goodwill impairment	—	11,660	(11,660)	NM

Operating (loss) income adjusted for Certain Items (Non-GAAP)	$2,437	$(7,391)	9,828	133.0%

CORPORATE
Gross Profit	$(8,758)	$(6,958)	$(1,800)	-25.9%
Operating expenses (GAAP)	$198,161	$304,405	$(106,244)	-34.9%
Impact of restructuring and transformational project costs (6)	(15,033)	(50,490)	35,457	-70.2
Impact of goodwill impairment	—	(57,065)	57,065	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$183,128	$196,850	$(13,722)	-7.0%

Operating loss (GAAP)	$(206,919)	$(311,363)	$104,444	33.5%
Impact of restructuring and transformational project costs (6)	15,033	50,490	(35,457)	-70.2
Impact of goodwill impairment	—	57,065	(57,065)	NM

Operating loss adjusted for Certain Items (Non-GAAP)	$(191,886)	$(203,808)	$11,922	5.8%

TOTAL SYSCO
Sales	$11,824,589	$13,698,699	$(1,874,110)	-13.7%
Gross Profit	2,122,668	2,564,240	(441,572)	-17.2%
Gross Margin	18.0%	18.7%		-77 bps
Operating expenses (GAAP)	$1,886,751	$2,503,966	$(617,215)	-24.6%
Impact of restructuring and transformational project costs (1) (4) (6)	(34,953)	(77,195)	42,242	-54.7
Impact of acquisition-related intangible amortization (5)	(18,834)	(17,321)	(1,513)	8.7
Impact of bad debt reserve adjustments (2)	33,473	(153,499)	186,972	-121.8
Impact of goodwill impairment	—	(68,725)	68,725	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$1,866,437	$2,187,226	$(320,789)	-14.7%

Operating income (GAAP)	$235,917	$60,274	$175,643	291.4%
Impact of restructuring and transformational project costs (1) (4) (6)	34,953	77,195	(42,242)	-54.7
Impact of acquisition-related intangible amortization (5)	18,834	17,321	1,513	8.7
Impact of bad debt reserve adjustments (2)	(33,473)	153,499	(186,972)	-121.8
Impact of goodwill impairment	—	68,725	(68,725)	NM

Operating income adjusted for Certain Items (Non-GAAP)	$256,231	$377,014	$(120,783)	-32.0%

(1)	Includes charges related to restructuring and business transformation projects.

(2)

Fiscal 2021 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020. Fiscal 2020 represents excess bad debt charges recognized on the increase in past due receivables arising from the COVID-19 pandemic.

(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.

(4)	Includes restructuring, severance and facility closure costs primarily in Europe.

(5)	Represents intangible amortization expense from the Brakes Acquisition.

(6)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Segment Results

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items on Applicable Segments

(Dollars in Thousands)

	39-Week Period Ended Mar. 27, 2021	39-Week Period Ended Mar. 28, 2020	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales	$24,205,917	$30,659,215	$(6,453,298)	-21.0%
Gross Profit	4,793,866	6,089,171	(1,295,305)	-21.3%
Gross Margin	19.8%	19.9%		-6 bps
Operating expenses (GAAP)	$3,174,704	$4,126,576	$(951,872)	-23.1%
Impact of restructuring and transformational project costs (1)	(4,010)	(9,208)	5,198	-56.5
Impact of bad debt reserve adjustments (2)	123,225	(107,230)	230,455	-214.9

Operating expenses adjusted for Certain Items (Non-GAAP)	$3,293,919	$4,010,138	$(716,219)	-17.9%

Operating income (GAAP)	$1,619,162	$1,962,595	$(343,433)	-17.5%
Impact of restructuring and transformational project costs (1)	4,010	9,208	(5,198)	-56.5
Impact of bad debt reserve adjustments (2)	(123,225)	107,230	(230,455)	-214.9

Operating income adjusted for Certain Items (Non-GAAP)	$1,499,947	$2,079,033	$(579,086)	-27.9%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$5,854,608	$8,311,081	$(2,456,473)	-29.6%
Impact of currency fluctuations (3)	(197,380)	—	(197,380)	2.4

Comparable sales using a constant currency basis (Non-GAAP)	$5,657,228	$8,311,081	$(2,653,853)	-31.9%

Gross Profit (GAAP)	$1,149,438	$1,692,153	$(542,715)	-32.1%
Impact of currency fluctuations (3)	(43,631)	—	(43,631)	2.6

Comparable gross profit using a constant currency basis (Non-GAAP)	$1,105,807	$1,692,153	$(586,346)	-34.7%

Gross Margin (GAAP)	19.6%	20.4%		-73 bps
Impact of currency fluctuations (3)	0.1	—		9 bps

Comparable gross margin using a constant currency basis (Non-GAAP)	19.5%	20.4%		-81 bps

Operating expenses (GAAP)	$1,351,411	$1,686,258	$(334,847)	-19.9%
Impact of restructuring and transformational project costs (4)	(52,033)	(74,302)	22,269	-30.0
Impact of acquisition-related intangible amortization (5)	(54,714)	(51,543)	(3,171)	6.2
Impact of bad debt reserve adjustments (2)	33,583	(46,269)	79,852	172.6

Operating expenses adjusted for Certain Items (Non-GAAP)	$1,278,247	$1,514,144	$(235,897)	-15.6%
Impact of currency fluctuations (3)	(56,263)	—	(56,263)	3.7

Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$1,221,984	$1,514,144	$(292,160)	-19.3%

Operating (loss) income (GAAP)	$(201,973)	$5,895	$(207,868)	NM
Impact of restructuring and transformational project costs (4)	52,033	74,302	(22,269)	-30.0
Impact of acquisition-related intangible amortization (5)	54,714	51,543	3,171	6.2
Impact of bad debt reserve adjustments (2)	(33,583)	46,269	(79,852)	172.6

Operating (loss) income adjusted for Certain Items (Non-GAAP)	$(128,809)	$178,009	$(306,818)	-172.4%
Impact of currency fluctuations (3)	12,632	—	12,632	-7.1

Comparable operating (loss) income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$(116,177)	$178,009	$(294,186)	-165.3%

SYGMA
Sales	$4,625,244	$4,266,998	$358,246	8.4%
Gross Profit	394,318	369,048	25,270	6.8%
Gross Margin	8.5%	8.6%		-12 bps
Operating expenses (GAAP)	$358,361	$341,316	$17,045	5.0%
Impact of restructuring and transformational project costs (1)	(7)	(3,662)	3,655	-99.8

Operating expenses adjusted for Certain Items (Non-GAAP)	$358,354	$337,654	$20,700	6.1%

Operating income (GAAP)	$35,957	$27,732	$8,225	29.7%
Impact of restructuring and transformational project costs (1)	7	3,662	(3,655)	-99.8

Operating (loss) income adjusted for Certain Items (Non-GAAP)	$35,964	$31,394	$4,570	14.6%

OTHER
Sales	$475,181	$789,452	$(314,271)	-39.8%
Gross Profit	114,108	194,248	(80,140)	-41.3%
Gross Margin	24.0%	24.6%		-59 bps
Operating expenses (GAAP)	$109,247	$193,762	$(84,515)	-43.6%
Impact of bad debt reserve adjustments (2)	5,564	—	5,564	NM
Impact of goodwill impairment	—	(11,660)	11,660	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$114,811	$182,102	$(67,291)	-37.0%

Operating (loss) income (GAAP)	$4,861	$486	$4,375	NM
Impact of bad debt reserve adjustments (2)	(5,564)	—	(5,564)	NM
Impact of goodwill impairment	—	11,660	(11,660)	NM

Operating (loss) income adjusted for Certain Items (Non-GAAP)	$(703)	$12,146	(12,849)	-105.8%

CORPORATE
Gross Profit	$(10,759)	$(8,611)	$(2,148)	-24.9%
Operating expenses (GAAP)	$579,690	$707,012	$(127,322)	-18.0%
Impact of restructuring and transformational project costs (6)	(39,028)	(103,850)	64,822	-62.4
Impact of goodwill impairment	—	(57,065)	57,065	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$540,662	$546,097	$(5,435)	-1.0%

Operating loss (GAAP)	$(590,449)	$(715,623)	$125,174	17.5%
Impact of restructuring and transformational project costs (6)	39,028	103,850	(64,822)	-62.4
Impact of goodwill impairment	—	57,065	(57,065)	NM

Operating loss adjusted for Certain Items (Non-GAAP)	$(551,421)	$(554,708)	$3,287	0.6%

TOTAL SYSCO
Sales	$35,160,950	$44,026,746	$(8,865,796)	-20.1%
Gross Profit	6,440,971	8,336,009	(1,895,038)	-22.7%
Gross Margin	18.3%	18.9%		-62 bps
Operating expenses (GAAP)	$5,573,413	$7,054,924	$(1,481,511)	-21.0%
Impact of restructuring and transformational project costs (1) (4) (6)	(95,078)	(191,022)	95,944	-50.2
Impact of acquisition-related intangible amortization (5)	(54,714)	(51,543)	(3,171)	6.2
Impact of bad debt reserve adjustments (2)	162,372	(153,499)	315,871	-205.8
Impact of goodwill impairment	—	(68,725)	68,725	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$5,585,993	$6,590,135	$(1,004,142)	-15.2%

Operating income (GAAP)	$867,558	$1,281,085	$(413,527)	-32.3%
Impact of restructuring and transformational project costs (1) (4) (6)	95,078	191,022	(95,944)	-50.2
Impact of acquisition-related intangible amortization (5)	54,714	51,543	3,171	6.2
Impact of bad debt reserve adjustments (2)	(162,372)	153,499	(315,871)	-205.8
Impact of goodwill impairment	—	68,725	(68,725)	NM

Operating income adjusted for Certain Items (Non-GAAP)	$854,978	$1,745,874	$(890,896)	-51.0%

(1)	Includes charges related to restructuring and business transformation projects.

(2)

Fiscal 2021 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020. Fiscal 2020 represents excess bad debt charges recognized on the increase in past due receivables arising from the COVID-19 pandemic.

(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.

(4)	Includes restructuring, severance and facility closure costs primarily in Europe.

(5)	Represents intangible amortization expense from the Brakes Acquisition.

(6)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Free Cash Flow

(In Thousands)

Free cash flow represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Sysco considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases and sales of buildings, fleet, equipment and technology, which may potentially be used to pay for, among other things, strategic uses of cash including dividend payments, share repurchases and acquisitions. However, free cash flow may not be available for discretionary expenditures, as it may be necessary that we use it to make mandatory debt service or other payments. Free cash flow should not be used as a substitute for the most comparable GAAP measure in assessing the company’s liquidity for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the table that follows, free cash flow for each period presented is reconciled to net cash provided by operating activities.

	39-Week Period Ended Mar. 27, 2021	39-Week Period Ended Mar. 28, 2020	39-Week Period Change in Dollars
Net cash provided by operating activities (GAAP)	$1,479,784	$1,078,469	$401,315
Additions to plant and equipment	(251,167)	(603,865)	352,698
Proceeds from sales of plant and equipment	19,308	13,245	6,063

Free Cash Flow (Non-GAAP)	$1,247,925	$487,849	$760,076

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

(Dollars in Thousands)

EBITDA represents net earnings (loss) plus (i) interest expense, (ii) income tax expense and benefit, (iii) depreciation and (iv) amortization. The net earnings (loss) component of our EBITDA calculation is impacted by Certain Items that we do not consider representative of our underlying performance. As a result, in the non-GAAP reconciliations below for each period presented, adjusted EBITDA is computed as EBITDA plus the impact of Certain Items, excluding Certain items related to interest expense, income taxes, depreciation and amortization. Sysco’s management considers growth in this metric to be a measure of overall financial performance that provides useful information to management and investors about the profitability of the business, as it facilitates comparison of performance on a consistent basis from period to period by providing a measurement of recurring factors and trends affecting our business. Additionally, it is a commonly used component metric used to inform on capital structure decisions. Adjusted EBITDA should not be used as a substitute for the most comparable GAAP measure in assessing the company’s financial performance for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the tables that follow, adjusted EBITDA for each period presented is reconciled to net earnings (loss).

	13-Week Period Ended Mar. 27, 2021	13-Week Period Ended Mar. 28, 2020	Change in Dollars	% Change
Net earnings (loss) (GAAP)	$88,927	$(3,297)	$92,224	NM
Interest (GAAP)	145,773	83,854	61,919	73.8
Income taxes (GAAP)	13,925	(25,483)	39,408	154.6
Depreciation and amortization (GAAP)	177,139	186,172	(9,033)	4.9

EBITDA (Non-GAAP)	$425,764	$241,246	$184,518	76.5%
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	$34,301	$74,656	$(40,355)	54.1
Impact of bad debt reserve adjustments (2)	(33,473)	153,499	(186,972)	121.8
Impact of goodwill impairment	—	68,725	(68,725)	NM
Impact of loss on sale of businesses	10,790	—	10,790	NM

EBITDA adjusted for Certain Items (Non-GAAP)	$437,382	$538,126	$(100,744)	18.7%

(1)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation.
(2)

Fiscal 2021 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020. Fiscal 2020 represents excess bad debt charges recognized on the increase in past due receivables arising from the COVID-19 pandemic.

	39-Week Period Ended Mar. 27, 2021	39-Week Period Ended Mar. 28, 2020	Change in Dollars	% Change
Net earnings (loss) (GAAP)	$373,116	$833,894	$(460,778)	55.3%
Interest (GAAP)	438,988	243,951	195,037	79.9
Income taxes (GAAP)	69,594	195,735	(126,141)	64.4
Depreciation and amortization (GAAP)	542,471	558,588	(16,117)	2.9

EBITDA (Non-GAAP)	$1,424,169	$1,832,168	$(407,999)	22.3%
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	$89,253	$174,066	$(84,813)	48.7%
Impact of bad debt reserve adjustments (2)	(162,372)	153,499	(315,871)	205.8
Impact of goodwill impairment	—	68,725	(68,725)	NM
Impact of loss on sale of businesses	22,834	—	22,834	NM

EBITDA adjusted for Certain Items (Non-GAAP)	$1,373,884	$2,228,458	$(854,574)	38.3%

(1)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation.
(2)

Fiscal 2021 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020. Fiscal 2020 represents excess bad debt charges recognized on the increase in past due receivables arising from the COVID-19 pandemic.

	13-Week Period Ended			39-Week Period Ended
	Sep. 26, 2020	Dec. 26, 2020	Mar. 27, 2021	Mar. 27, 2021
Net earnings (loss) (GAAP)	$216,900	$67,289	$88,927	$373,116
Interest (GAAP)	146,717	146,498	145,773	438,988
Income taxes (GAAP)	41,838	13,831	13,925	69,594
Depreciation and amortization (GAAP)	180,521	184,811	177,139	542,471

EBITDA (Non-GAAP)	$585,976	$412,429	$425,764	$1,424,169
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	$25,278	$29,674	$34,301	$89,253
Impact of bad debt reserve adjustments (2)	(98,628)	(30,271)	(33,473)	(162,372)
Impact of loss on sale of businesses	12,044	—	10,790	22,834

EBITDA adjusted for certain items (Non-GAAP)	$524,670	$411,832	$437,382	$1,373,884

(1)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation.
(2)	Fiscal 2021 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.

	13-Week Period Ended				52-Week Period Ended
	Sep. 28, 2019	Dec. 28, 2019	Mar. 28, 2020	June 27, 2020	June 27, 2020
Net earnings (loss) (GAAP)	$453,781	$383,410	$(3,297)	$(618,419)	$215,475
Interest (GAAP)	83,335	76,762	83,854	164,269	408,220
Income taxes (GAAP)	128,090	93,128	(25,483)	(117,826)	77,909
Depreciation and amortization (GAAP)	187,405	185,011	186,172	247,177	805,765

EBITDA (Non-GAAP)	$852,611	$738,311	$241,246	$(324,799)	$1,507,369
Certain Item adjustments :
Impact of restructuring and transformational project costs (1)	$45,546	$53,864	$74,656	$116,218	$290,284
Impact of bad debt reserve adjustments (2)	—	—	153,499	169,903	323,402
Impact of goodwill impairment	—	—	68,725	134,481	203,206
Impact of loss on assets held for sale	—	—	—	46,968	46,968

EBITDA adjusted for certain items (Non-GAAP)	$898,157	$792,175	$538,126	$142,771	$2,371,229

(1)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation.
(2)	Fiscal 2020 represents excess bad debt charges recognized on the increase in past due receivables arising from the COVID-19 pandemic.